                                                          EXHIBIT (d)(ii)(9)(B)

                           UNDISCOVERED MANAGERS FUNDS

                   AMENDED AND RESTATED SUB-ADVISORY AGREEMENT
                         (UM INTERNATIONAL EQUITY FUND)

         This Amended and Restated Sub-Advisory Agreement (this "Agreement") entered into as of January 1, 2002 by and among Undiscovered Managers, LLC, a Delaware limited liability company (the "Manager"), Nordea Securities, Inc., a Delaware corporation ("Nordea Securities"), Nordea Investment Management North America, Inc., a Delaware corporation ("Nordea Investment Management" or the "Sub-Adviser"), and solely as to Section 8 and the penultimate sentence of
Section 1.a, Undiscovered Managers Funds (the "Trust"), on behalf of its UM International Equity Fund (the "Series"), amends and restates the Sub-Advisory Agreement dated as of August 1, 2001 (the "Original Sub-Advisory Agreement") by and among the Manager, Nordea Securities and the Trust.

         WHEREAS, the Manager has entered into a Management Agreement dated August 1, 2001 (the "Management Agreement") with the Trust, pursuant to which the Manager provides portfolio management and administrative services to the Series;

         WHEREAS, the Management Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Management Agreement to one or more sub-advisers;

         WHEREAS, the Manager retained Nordea Securities in the Original Sub-Advisory Agreement to render portfolio management services;

         WHEREAS, as of the date first above written Nordea Securities has reorganized and transferred its investment management business to Nordea Investment Management, a corporation under common control with Nordea Securities; and

         WHEREAS, the Manager desires to retain Nordea Investment Management to render portfolio management services on the same terms and conditions as the Manager retained Nordea Securities in the Original Sub-Advisory Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager, Nordea Securities, Nordea Investment Management and the Trust agree as follows:

1. Sub-Advisory Services.

                  a. The Sub-Adviser shall, subject to the supervision of the Manager and in cooperation with any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of the assets of the Series. The Sub-Adviser shall manage the Series in conformity with (1) the investment objective, policies and restrictions of the Series set


Amended Sub-Advisory Agmt (Int_l Equity Fund)

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forth in the Trust's prospectus and statement of additional information relating to the Series provided to the Sub-Adviser in accordance with Section 2.a hereof,
(2) any changes in, or any additional, policies or guidelines established by the Manager or by the Trust's trustees that have been furnished in writing to the Sub-Adviser in accordance with Section 2.a hereof and (3) the provisions of the Internal Revenue Code (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code), all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Series, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Series may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 1.a, however, the Sub-Adviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Series as the Manager shall determine are necessary in order for the Series to comply with the Policies; and the Manager hereby agrees to hold the Sub-Adviser harmless from any loss, damage or liability that may result from the Sub-Adviser's action in reliance upon or pursuant to any such written instructions from the Manager.

                  b. The Sub-Adviser shall furnish the Manager and the Administrator monthly, quarterly and annual reports concerning portfolio transactions and performance of the Series in such form as may be mutually agreed upon, and agrees to review the Series and discuss the management of the Series with representatives or agents of the Manager, the Administrator or the Trust at their reasonable request. The Sub-Adviser shall permit all books and records that it maintains with respect to the Series to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager, the Administrator or the Trust with such other information and reports as may reasonably be requested by the Manager, the Administrator or the Trust from time to time, including without limitation all material as reasonably may be requested by the trustees of the Trust pursuant to Section 15(c) of the 1940 Act.

                  c. The Sub-Adviser shall provide to the Manager a copy of the Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission and as amended from time to time and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Series.

                  d. The Sub-Adviser shall be bound by the Code of Ethics of Undiscovered Managers Funds as such Code of Ethics is amended or superseded from time to time, or such other Code of Ethics adopted by the Sub-Adviser that meets the requirements of Rule 17j-1 under the 1940 Act and that has been approved by the Trust.

2. Obligations of the Manager.

a. The Manager shall provide (or cause the Trust's custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets in the


Amended Sub-Advisory Agmt (Int_l Equity Fund)

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Series, cash requirements and cash available for investment in the Series, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder, including without limitation the documents and information described in Section 1.a hereof.

                  b. The Manager has furnished the Sub-Adviser a copy of the prospectus and statement of additional information of the Series and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the trustees of the Trust applicable to the Series to the extent they may affect the duties of the Sub-Adviser, and with copies of all financial statements and reports made available by the Series to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

3. Custodian. The Manager shall provide the Sub-Adviser with a copy of the Series' agreement with the custodian designated to hold the assets of the Series (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Series shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is required by and taken in reliance upon instructions given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instructions under the Custody Agreement. Any assets added to the Series shall be delivered directly to the Custodian by the Trust or its agents.

4. Expenses. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any expenses of the Manager or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series, and (c) custodian fees and expenses. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

5. Purchase and Sale of Assets. Absent instructions from the Manager to the contrary, the Sub-Adviser shall place all orders for the purchase and sale of securities for the Series with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research or brokerage-related or research-related services or products to the Series and/or other accounts serviced by the Sub-Adviser. To the extent consistent with applicable law, the Sub-Adviser may pay a broker or dealer an amount of


Amended Sub-Advisory Agmt (Int_l Equity Fund)

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commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination with respect to brokerage and research services or products may be viewed in terms of either that particular transaction or the overall responsibilities that the Sub-Adviser and its affiliates have with respect to the Series or to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Adviser in managing the Series.

6. Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Manager shall pay the Sub-Adviser compensation at the annual rate of 0.60% of the first $200 million of the Series' average daily net assets, 0.55% of the next $100 million of such assets and 0.50% of such assets in excess of $300 million. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Series pursuant to the Management Agreement. The Manager may from time to time waive or agree to defer the compensation it is entitled to receive from the Trust; however, any such waiver or deferral will have no effect on the Manager's obligation to pay the Sub-Adviser the compensation provided for herein.

7. Non-Exclusivity. The Manager and the Series agree that the services of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Series recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Series. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Trust or the Manager.

8. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Sub-Adviser nor any of its officers, directors, employees or agents (the "Indemnified Parties") shall be subject to any liability to the Manager, the Trust, the Series or any shareholder of the Series for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties hereunder.


Amended Sub-Advisory Agmt (Int_l Equity Fund)

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9. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and

                  a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of the Original Sub-Advisory Agreement, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

                  b. this Agreement may at any time be terminated on sixty days' written notice to the Sub-Adviser by the Manager, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series; and

                  c. this Agreement shall automatically terminate in the event of its assignment by the Sub-Adviser.

         Termination of this Agreement pursuant to this Section 9 shall be without the payment of any penalty.

10. Amendment. This Agreement may be amended at any time by mutual consent of the Manager and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

11. Certain Definitions. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and the rules thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

12. General.

                  a. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

                  b. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.


Amended Sub-Advisory Agmt (Int_l Equity Fund)

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                                       UNDISCOVERED MANAGERS, LLC



                                       By:
                                          -------------------
                                           Mark P. Hurley
                                           Chairman and CEO



                                       NORDEA SECURITIES, INC.



                                       By:
                                          ---------------
                                           Henrik Bak
                                           President



                                       NORDEA INVESTMENT MANAGEMENT
                                       NORTH AMERICA, INC.



                                       By:
                                          ---------------
                                           Henrik Bak
                                           President




Party hereto only as to Section 8 and as to the penultimate sentence of Section 1.a:

UNDISCOVERED MANAGERS FUNDS
   on behalf of its UM International Equity Fund



By:
   -------------------
    Mark P. Hurley
    President



         A copy of the Agreement and Declaration of Trust establishing Undiscovered Managers Funds (the "Trust") is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Trust's UM International Small Cap Equity Fund series (the "Series") on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property belonging to the Series.


Amended Sub-Advisory Agmt (Int_l Equity Fund)